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                                                                   EXHIBIT 99.1
        X
      Please
      mark                      REVOCABLE PROXY
      your                   PIEDMONT BANCORP, INC.
      votes as
      in this
      example.

                        Special Meeting of Stockholders
                       March     , 2000 --           .m.
                (Solicited on behalf of the Board of Directors)
 The undersigned hereby appoints D. Tyson Clayton and Peggy S. Walker, and each of them, as Proxies, each with power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Piedmont Bancorp, Inc., that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on March
   , 2000, or at any adjournments thereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy that is voted against the Agreement and Plan of Reorganization, dated as of December 27, 1999, by and between National Commerce Bancorporation and Piedmont Bancorp, Inc. (the "Agreement") will be voted in favor of adjournment to solicit further proxies for such proposal.

1. Adoption of the Agreement and the related Plan of Merger
For   Against   Abstain

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1, THE ADOPTION OF THE AGREEMENT AND RELATED PLAN OF MERGER.

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both may sign, but only one signature is required. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full corporate, partnership or other entity name by President or other authorized person.
Date
Stockholder sign above
                  Co-holder (if any) sign above
   Detach above card, date, sign and mail in postage-paid envelope provided.

                             PIEDMONT BANCORP, INC.

 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
 DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

 The above signed acknowledges receipt from Piedmont Bancorp, Inc. prior to the execution of this proxy of the Notice of Special Meeting and the related Proxy Statement/Prospectus.

   PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.